PART II

OFFERING CIRCULAR

Groundfloor Finance Inc.

Ten Series of Limited Recourse Obligations

Totaling $2,017,640

Dated: April 3, 2019

This Post-Qualification Offering Circular Amendment No. 44 (this “PQA”) amends the offering circular of Groundfloor Finance Inc, dated December 29, 2017, as qualified on January 4, 2018, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. This PQA relates to the offer and sale of up to an additional $2,017,640 in aggregate amount of Limited Recourse Obligations (the “LROs”) to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”). Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

We make LROs available for investment on our web-based investment platform www.groundfloor.com (the “Groundfloor Platform”). Our principal offices are located at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225. Our mailing address is PO Box 79346, Atlanta, GA 30357.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Borrower”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Borrower. This PQA relates to the offer and sale of each separate series of LROs corresponding to the Projects for which we extend Loans, as described below (the “Offering”).

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amount of payments, if any, actually received on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” “The LROs Covered by this Offering Circular,” and “Project Summaries” of the Offering Circular, as amended hereby, for the specific terms of the LROs covered by this PQA.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See the “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” section on page 106 of the Offering Circular.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 12 of the Offering Circular.

Generally, no sale may be made to you in this offering to the extent that the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We will commence the offering of each series of LROs promptly after the date this PQA is qualified by posting on the Groundfloor Platform a separate landing page corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this PQA will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors) up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on the Groundfloor Platform.

This Offering is being conducted on a “best-efforts” basis, which means that our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$117,970	N/A	$117,970	N/A
Total Maximum	$2,017,640	N/A	$2,017,640	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this PQA.

Incorporation by Reference of Offering Circular

The Offering Circular, including this PQA, is part of an offering statement (File No. 024-10753) that we filed with the Securities and Exchange Commission. We hereby incorporate by reference into this PQA all of the information contained in the following:

1.	Part II of the Offering Circular, including the form of LRO Agreement beginning on page LRO-1 thereof to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment.
2.	Post-Qualification Amendment No. 44 to the Offering Circular.
3.	Semi Annual Report on Form 1-SA

Note that any statement that we make in this PQA (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROs Covered by the Offering Circular and Use of Proceeds

The following disclosure is added on pages 109 and 110 of the Offering Circular under the table included under “The LROs Covered by this Offering Circular” and “Use of Proceeds,” respectively:

The table below lists the additional Projects covered by this PQA for which we are offering separate series of LROs. Each series of LROs is denominated by the corresponding Project’s name.

Series of LROs/Project	Aggregate Purchase Amount/Loan Principal
224 Farmington Trace, Carrollton, GA, 30116	$117,970
7329 South Dorchester Avenue, Chicago, IL, 60619	132,570
1787 Cadwell Avenue, Cleveland Heights, OH, 44118	136,460
400 West Lake Avenue Northwest, Atlanta, GA, 30318	153,770
1280 West Peachtree Street NW#1 , #4003, Atlanta, GA, 30309	177,760
886 Custer Avenue Southeast, Atlanta, GA, 30315	199,660
3967 Iverness Lane, West Bloomfield, MI, 48323	230,940
1280 West Peachtree Street NW #2, #4003, Atlanta, GA, 30309	280,000
1280 West Peachtree Street NW #3, #4003, Atlanta, GA, 30309	280,000
17235 Holbrook Campground Road, Alpharetta, GA, 30004	308,510
Total	$2,017,640

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-403.

PROJECT SUMMARIES FOR PQA NO. 44

PROJECT SUMMARY | 224 FARMINGTON TRACE, CARROLLTON, GA 30116 B Rate Projected Term Loan to ARV Loan Amount Investors 8.5% 9 months 62.09% $117,970 0 Purpose Loan Position Total Loan Amount Repayment Terms Purchase & Renovation First Lien $117,970 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Swift Houses LLC Brandon Thompson - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $190,000 $43,500 Total Project Costs $146,500 GROUNDFLOOR $117,970 $28,530 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $90,000 Loan To ARV 62.1% Purchase Date 02/15/2019 Loan To Total Project Cost 79.1% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 4 4 Skin-in-the-Game 3 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $190,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 224 FARMINGTON TRACE, CARROLLTON, GA 30116 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on February 15, 2019 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering fully subscribed, Groundfloor will continue to administer and service the loan as further descried in the Offering Circular. • The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. • The renovation will require permitting, and permits may not be obtained on time or may be denied. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 44 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. SWIFT HOUSES LLC DATE OF FORMATION* 09/18/2015 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 03/31/19 Reporting period: 2018 Value of Properties Total Debt Completed Projects Revenue $330K $0 8 $1.5M Unsold Inventory Aged Inventory Gross Margin% 0 0 20.0% PRINCIPAL Brandon Thompson FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2018 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 30 $150K On Time Repayment Average Project Time Average Total Project Costs N/A 4 months $100K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-404

PROJECT SUMMARY | 7329 SOUTH DORCHESTER AVENUE, CHICAGO, IL 60619 B Rate Projected Term Loan to ARV Loan Amount Investors 9% 12 months 53.03% $132,570 0 Purpose Loan Position Total Loan Amount Repayment Terms Purchase & Renovation First Lien $132,570 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER 1516 East 69th Place Industries LLC Jeffery Lang Jr – principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $250,000 $97,996 Total Project Costs $152,004 GROUNDFLOOR $132,570 $19,434 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $25,600 Loan To ARV 53.0% Purchase Date 03/13/2019 Loan To Total Project Cost 84.5% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 6 10 Quality of Valuation Report 4 4 Skin-in-the-Game 3 10 Location 4 8 Borrower Experience 4 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $250,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 7329 SOUTH DORCHESTER AVENUE, CHICAGO, IL 60619 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on March 13, 2019 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering fully subscribed, Groundfloor will continue to administer and service the loan as further descried in the Offering Circular. • The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. • The renovation will require permitting, and permits may not be obtained on time or may be denied. • The Borrower’s 2018 revenue was derived from rental properties because the Borrower’s primary focus in 2018 was buy and hold. The Number of Completed Projects reflects the number of rental units owned. The Gross Margin reflects the earnings after the expenses of the rental business, such as mortgage interest, property taxes, and maintenance, have been deducted from gross revenue. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 44 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. 1516 EAST 69TH PLACE INDUSTRIES LLC DATE OF FORMATION* 08/08/2018 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 03/31/19 Reporting period: 2018 Value of Properties Total Debt Completed Projects Revenue $225K $0 1 $15K Unsold Inventory Aged Inventory Gross Margin% 0 0 53.33% PRINCIPAL Jeffery Lang Jr FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2018 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 3 $115K On Time Repayment Average Project Time Average Total Project Costs N/A 5 months $72K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-405

PROJECT SUMMARY | 1787 CADWELL AVENUE, CLEVELAND HEIGHTS, OH 44118 A Rate Projected Term Loan to ARV Loan Amount Investors 7.5% 12 months 60.65% $136,460 0 Purpose Loan Position Total Loan Amount Repayment Terms Purchase & Renovation First Lien $136,460 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Kerson Homes LLC James Kerson – principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $225,000 $58,304 Total Project Costs $166,696 GROUNDFLOOR $136,460 $30,236 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $95,000 Loan To ARV 60.6% Purchase Date 03/15/2019 Loan To Total Project Cost 79.9% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 4 4 Skin-in-the-Game 3 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $225,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 1787 CADWELL AVENUE, CLEVELAND HEIGHTS, OH 44118 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on March 15, 2019 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering fully subscribed, Groundfloor will continue to administer and service the loan as further descried in the Offering Circular. • The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. • The renovation will require permitting, and permits may not be obtained on time or may be denied. • The borrower has repaid one loan late, but repaid that loan in full, with all interest and fees due. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 44 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. KERSON HOMES LLC DATE OF FORMATION* 03/26/2018 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 03/31/19 Reporting period: 2018 Value of Properties Total Debt Completed Projects Revenue $127.1K $0 1 $229.5K Unsold Inventory Aged Inventory Gross Margin% 0 0 41.73% PRINCIPAL James Kerson FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2018 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 2 1 3 $525K On Time Repayment Average Project Time Average Total Project Costs 0% 7 months $414.3K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-406

PROJECT SUMMARY | 400 WEST LAKE AVENUE NORTHWEST, ATLANTA, GD 30318 D Rate Projected Term Loan to ARV Loan Amount Investors 13% 12 months 69.9% $153,770 0 Purpose Loan Position Total Loan Amount Repayment Terms Purchase & Renovation First Lien $153,770 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Live Rich Inc. Aaliyah Minter – principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $220,000 $56,000 Total Project Costs $164,000 GROUNDFLOOR $153,770 $10,230 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $70,000 Loan To ARV 69.9% Purchase Date 03/12/2019 Loan To Total Project Cost 90.4% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 5 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $220,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 400 WEST LAKE AVENUE NORTHWEST, ATLANTA, GD 30318 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on March 12, 2019 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering fully subscribed, Groundfloor will continue to administer and service the loan as further descried in the Offering Circular. • The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. • The renovation will require permitting, and permits may not be obtained on time or may be denied. • The Borrower has not completed any project in the past year. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 44 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. LIVE RICH INC. DATE OF FORMATION* 05/27/2015 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 03/31/19 Reporting period: 2018 Value of Properties Total Debt Completed Projects Revenue $737.5K $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Aaliyah Minter FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2018 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 4 $200K On Time Repayment Average Project Time Average Total Project Costs N/A 3 months $137.8K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-407

PROJECT SUMMARY | 1280 WEST PEACHTREE STREET NORTHWEST #1, ATLANTA, GA 30309 D Rate Projected Term Loan to ARV Loan Amount Investors 14.25% 9 months 15.87% $177,760 0 Purpose Loan Position Total Loan Amount Repayment Terms Purchase & Renovation First Lien $177,760 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER TXO Investment Group LLC Elijah Thompson – principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $1,120,000 $710,780 Total Project Costs $409,220 GROUNDFLOOR $177,760 $231,460 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $573,000 Loan To ARV 15.9% Purchase Date 02/14/2018 Loan To Total Project Cost 44.0% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 4 10 Location 4 8 Borrower Experience 3 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $1,120,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 1280 WEST PEACHTREE STREET NORTHWEST #1, ATLANTA, GA 30309 The Borrower intends to use the loan proceeds to payoff an existing loan and complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on March 5, 2019 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering fully subscribed, Groundfloor will continue to administer and service the loan as further descried in the Offering Circular. • The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. • The renovation will require permitting, and permits may not be obtained on time or may be denied. • The Borrower is using $568,952 of the loan proceeds to pay off an existing loan that was used to acquire and begin renovation of the property. Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards completing the renovation of the property, much like an acquisition and renovation loan. • This loan represents the first draw for the project and is secured by an individual note. • Each draw on this project is structured as an individual loan. We will fund each draw from our own capital or credit facilities as and when requested by the Borrower, provided conditions for each draw are met as described in our Offering Circular. Once a draw has been approved and funded, we will then sell the corresponding series of LROs on our platform, each of which will be due 12 months from the time such series of LRO is deemed issued, as described in our Offering Circular. Subsequent draws are expected to be requested every two months from the date we advanced the first draw, but may be requested sooner, or later, depending on the progress of construction. • There will be three loans on this project, each representing subsequent draws. The first loan is for $177,760. The two subsequent loans are $280,000 each. The Financial Overview box represents the aggregate amount of all loans to be secured by this property, giving a complete financial picture of the project. • The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. • The Borrower has not completed any project in the past Year. As such, the Borrower’s average, costs, and margins cannot be calculated. • The property was purchased as part of a group of three notes. Each loan is for and secured by one individual loan. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 44 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. TXO INVESTMENT GROUP LLC DATE OF FORMATION* 01/27/2016 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 03/31/19 Reporting period: 2018 Value of Properties Total Debt Completed Projects Revenue $737.8K $4K 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Elijah Thompson FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2018 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 4 $295K On Time Repayment Average Project Time Average Total Project Costs N/A 9 months $218K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-408

PROJECT SUMMARY | 886 CUSTER AVENUE SOUTHEAST, ATLANTA, GA 30315 B Rate Projected Term Loan to ARV Loan Amount Investors 9% 12 months 57.37% $199,660 0 Purpose Loan Position Total Loan Amount Repayment Terms Renovation First Lien $199,660 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Complete Construction & Roofing, LLC Doinne Washington - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $348,000 $135,100 Total Project Costs $212,900 $13,240 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $105,000 Loan To ARV 57.4% Purchase Date 02/14/2018 Loan To Total Project Cost 90.4% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $348,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 886 CUSTER AVENUE SOUTHEAST, ATLANTA, GA 30315 The Borrower intends to use the loan proceeds to payoff an existing loan and complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to begin renovation of this property on March 13, 2019 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. • The renovation will require permitting, and permits may not be obtained on time or may be denied. • The Borrower is using $85,000 of the loan proceeds to pay off an existing loan that was used to acquire and begin renovation of the property. Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards completing the renovation of the property, much like an acquisition and renovation loan. • The Borrower is a new entity and does not have any assets or operating history. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 44 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. COMPLETE CONSTRUCTION & ROOFING, LLC DATE OF FORMATION* 03/20/2019 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 03/31/19 Reporting period: 2018 Value of Properties Total Debt Completed Projects Revenue $0 $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Doinne Wasington FOCUS Fix & Flip GROUNDFLOOR HISTORY* HISTORICAL AVERAGES Reporting period: three years ending 2018 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 12 $225K On Time Repayment Average Project Time Average Total Project Costs N/A 3 months $170K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-409

PROJECT SUMMARY | 3967 IVERNESS LANE, WEST BLOOMFIELD, MI 48323 C Rate Projected Term Loan to ARV Loan Amount Investors 11% 12 months 69.98% $230,940 0 Purpose Loan Position Total Loan Amount Repayment Terms Purchase & Renovation First Lien $230,940 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER REL TMS LLC John Colley - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $330,000 $74,548 Total Project Costs $255,452 GROUNDFLOOR $230,940 $24,512 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $200,000 Loan To ARV 70.0% Purchase Date 03/15/2019 Loan To Total Project Cost 88.0% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 4 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $330,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 3967 IVERNESS LANE, WEST BLOOMFIELD, MI 48323 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on March 15, 2019 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. • The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. • The renovation will require permitting, and permits may not be obtained on time or may be denied. • The Borrower has repaid one loan late, but repaid that loan in full, with all interest and fees due. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 44 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. REL TMS LLC DATE OF FORMATION* 10/12/2017 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 03/31/19 Reporting period: 2018 Value of Properties Total Debt Completed Projects Revenue $58K $0 1 $128K Unsold Inventory Aged Inventory Gross Margin% 0 0 21.87% PRINCIPAL John Colley FOCUS Fix & Flip GROUNDFLOOR HISTORY* HISTORICAL AVERAGES Reporting period: three years ending 2018 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 3 2 3 $98.9K On Time Repayment Average Project Time Average Total Project Costs 50% 12 months $76.7K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-410

PROJECT SUMMARY | 1280 WEST PEACHTREE STREET NORTHWEST #2, ATLANTA, GA 30309 B Rate Projected Term Loan to ARV Loan Amount Investors 9% 9 months 25.0% $280,000 0 Purpose Loan Position Total Loan Amount Repayment Terms Renovation First Lien $280,000 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER TXO Investment Group LLC Elijah Thompson - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $1,120,000 $608,540 Total Project Costs $511,460 GROUNDFLOOR $280,000 $231,460 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $573,000 Loan To ARV 25.0% Purchase Date 02/14/2018 Loan To Total Project Cost 54.4% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 4 10 Location 4 8 Borrower Experience 3 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $1,120,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 1280 WEST PEACHTREE STREET NORTHWEST #2, ATLANTA, GA 30309 The Borrower intends to use the loan proceeds to payoff an existing loan and complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on March 5, 2019 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further descried in the Offering Circular. • The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. • The renovation will require permitting, and permits may not be obtained on time or may be denied. • The Borrower is using $568,952 of the loan proceeds to pay off an existing loan that was used to acquire and begin renovation of the property. Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards completing the renovation of the property, much like an acquisition and renovation loan. • This loan represents the second draw for the project and is secured by an individual note. • Each draw on this project is structured as an individual loan. We will fund each draw from our own capital or credit facilities as and when requested by the Borrower, provided conditions for each draw are met as described in our Offering Circular. Once a draw has been approved and funded, we will then sell the corresponding series of LROs on our platform, each of which will be due 12 months from the time such series of LRO is deemed issued, as described in our Offering Circular. Subsequent draws are expected to be requested every two months from the date we advanced the first draw, but may be requested sooner, or later, depending on the progress of construction. • There will be three loans on this project, each representing subsequent draws. The first loan is for $177,760. The two subsequent loans are $280,000 each. The Financial Overview box represents the aggregate amount of all loans to be secured by this property, giving a complete financial picture of the project. • The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. • The Borrower has not completed any project in the past year. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. • The property was purchased as part of a group of three notes. Each loan is for and secured by one individual loan. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 44 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. TXO INVESTMENT GROUP LLC DATE OF FORMATION* 01/27/2016 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 03/31/19 Reporting period: 2018 Value of Properties Total Debt Completed Projects Revenue $737.8K $4K 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Elijah Thompson FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2018 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 4 $295K On Time Repayment Average Project Time Average Total Project Costs N/A 9 months $218K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-411

PROJECT SUMMARY | 1280 WEST PEACHTREE STREET NORTHWEST #3, ATLANTA, GA 30309 B Rate Projected Term Loan to ARV Loan Amount Investors 9% 9 months 25.0% $280,000 0 Purpose Loan Position Total Loan Amount Repayment Terms Renovation First Lien $280,000 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER TXO Investment Group LLC Elijah Thompson - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $1,120,000 $608,540 Total Project Costs $511,460 GROUNDFLOOR $280,000 $231,460 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $573,000 Loan To ARV 25.0% Purchase Date 02/14/2018 Loan To Total Project Cost 54.4% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 4 10 Location 4 8 Borrower Experience 3 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $1,120,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 1280 WEST PEACHTREE STREET NORTHWEST #3, ATLANTA, GA 30309 The Borrower intends to use the loan proceeds to payoff an existing loan and complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needed to purchase this property on March 5, 2019 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further descried in the Offering Circular. • The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. • The renovation will require permitting, and permits may not be obtained on time or may be denied. • The Borrower is using $568,952 of the loan proceeds to pay off an existing loan that was used to acquire and begin renovation of the property. Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards completing the renovation of the property, much like an acquisition and renovation loan. • The loan represents the second draw for the project and is secured by an individual note. • Each draw on this project is structured as an individual loan. We will fund each draw from our own capital or credit facilities as and when requested by the Borrower, provided conditions for each draw are met as described in our Offering Circular. Once a draw has been approved and funded, we will then sell the corresponding series of LROs on our platform, each of which will be due 12 months from the time such series of LRO is deemed issued, as described in our Offering Circular. Subsequent draws are expected to be requested every two months from the date we advanced the first draw, but may be requested sooner, or later, depending on the progress of construction. • There will be three loans on this project, each representing subsequent draws. The first loan is for $177,760. The two subsequent loans are $280,000 each. The Financial Overview box represents the aggregate amount of all loans to be secured by this property, giving a complete financial picture of the project. • The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. • The Borrower has not completed any project in the past year. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. • The property was purchased as part of a group of three notes. Each loan is for and secured by one individual loan. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 44 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. TXO INVESTMENT GROUP LLC DATE OF INFORMATION* 01/27/2016 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 03/31/19 Reporting period: 2018 Value of Properties Total Debt Completed Projects Revenue $737.8K $4K 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Elijah Thompson FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2018 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 4 $295K On Time Repayment Average Project Time Average Total Project Costs N/A 9 months $218K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-412

PROJECT SUMMARY | 17235 HOLBROOK CAMPGROUND ROAD, ALPHARETTA, GA 30004 B Rate Projected Term Loan to ARV Loan Amount Investors 9% 12 months 54.32% $308,510 0 Purpose Loan Position Total Loan Amount Repayment Terms New Construction First Lien $308,510 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Luminary Property Solutions Inc Ian Patterson - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $568,000 $235,292 Total Project Costs $343,510 GROUNDFLOOR $308,510 $35,000 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $70,000 Loan To ARV 54.3% Purchase Date 03/15/2019 Loan To Total Project Cost 90.1% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 3 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $568,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 17235 HOLBROOK CAMPGROUND ROAD, ALPHARETTA, GA 30004 The Borrower intends to use the loan proceeds to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower was advanced the money it needs to begin construction of this property on March 15, 2019 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower will has begun construction of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further descried in the Offering Circular. • The construction of the property may be extensive, and therefore subject to delays and other unexpected issues. • The construction will require permitting, and permits may not be obtained on time or may be denied. • There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place. • The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. • This loan represents one draw for the construction project and is secured by an individual note. • The Borrower has not completed any projects since inception. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION • The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 44 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. LUMINARY PROPERTY SOLUTINS INC DATE OF INFORMATION* 02/03/2014 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 03/31/19 Reporting period: 2018 Value of Properties Total Debt Completed Projects Revenue $0 $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Ian Patterson FOCUS New construction GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2018 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 3 $175K On Time Repayment Average Project Time Average Total Project Costs N/A 12 months $115.8K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-413

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement		1-A/A	024-10753	3.2	November 1, 2018

3.3	Preferred Stock Voting Agreement		1-A/A	024-10753	3.3	November 30, 2017

4.1	Standard Form of LRO Agreement (incorporated by reference from the Offering Circular)		1-A/A	024-10496	N/A	October 22, 2018

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.4	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.5	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.6	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

6.7	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

6.8	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.9	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.10	Promissory Note and Security Agreement, as amended		1-A POS	024-10496	6.10	October 18, 2017

6.11	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.12	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

6.13	Loan Purchase Agreement with Harvest Residential Loan Acquisition, LLC		1-A/A	024-10758	6.11	January 22, 2018

6.14	Servicing Agreement with Harvest Residential Loan Acquisition, LLC		1-A/A	024-10758	6.12	January 22, 2018

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A/A	024-10753	11.1	March 22, 2018

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 3, 2019.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	April 3, 2019
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary, Acting Chief Financial Officer and Director (Principal Financial and Accounting Officer)	April 3, 2019
Nick Bhargava

*	Director	April 3, 2019
Sergei Kouzmine

*	Director	April 3, 2019
Bruce Boehm

*	Director	April 3, 2019
Michael Olander Jr.

*	Director	April 3, 2019
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact